EXHIBIT 99.1

GoPro Announces Third Quarter 2016 Results
Launched GoPro Plus - Camera-to-Cloud Content Management Solution
GoPro Now an End-to-End Hardware and Software Storytelling Solution
Operating Expenses to be Down Substantially in 2017
Expect to Return to Profitability in 4Q 2016 and Full Year 2017

SAN MATEO, Calif., November 3, 2016 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its third quarter ended September 30, 2016.
"These are the best products we’ve ever made and consumer demand is strong. GoPro is now a seamless storytelling experience and we’re very happy with customer reception so far,” said Nicholas Woodman, GoPro’s Founder and CEO. "Looking forward to 2017, we expect to return to profitability, driven by the strength of our new products, double digit revenue growth and annual operating expenses of approximately $650 million.”

Recent GoPro Highlights Include:

•
Launched HERO5 Session and HERO5 Black, the most powerful, easy-to-use GoPros ever. The HERO5 generation of cameras features voice control supporting seven languages, simplified UI with fewer buttons, improved image quality, high-performance in-camera video stabilization, and the ability to auto-upload photos and videos to the cloud for easy access and editing using a smartphone and the Quik app.

•	HERO5 Black features a touch display for improved ease of use.

•
In the U.S., launched GoPro Plus, a cloud-based subscription service that makes it easy to auto-upload footage from a GoPro camera to a GoPro Plus cloud account for on-the-go access, editing and sharing using a smartphone and the Quik app.

•	Introduced new version of Capture app. Capture app allows users to preview and play back shots, control their GoPro and share content on the fly using their smartphone.

•	Updated Quik mobile app. Quik - with more than 18 million downloads -- is a fast, easy way to create awesome videos. Quik monthly active users have nearly doubled since May.

•
Released Quik app for desktop. Quik for desktop automatically imports content from a GoPro camera and makes it simple for users to create awesome videos synced to great music. Quik for desktop can also auto-upload a user’s footage to their GoPro Plus cloud account, allowing for mobile access and editing while using a smartphone and the Quik mobile app.

•
According to The NPD Group’s Retail Tracking Service, GoPro accounted for 3 of the top 5 products, including the top 2 spots, on a unit basis in the digital camera/camcorder category in the U.S. in the third quarter. HERO4 Silver remains the best-selling digital image camera on a unit basis for the eighth consecutive quarter. By our estimate, Session was the #2 best-selling camera in the U.S. on a unit basis for the third consecutive quarter.

•	According to NPD, GoPro’s third quarter combined digital camera/camcorder unit share increased 80 basis points year-over-year to 21.5% in the U.S.

•	According to GfK, GoPro’s third quarter digital imaging unit share in Europe increased 200 basis points year-over-year to 11%. GoPro accounted for 4 of the top 5 camcorders in Europe on a unit basis.

•	GoPro followers on both Facebook and Instagram have surpassed 10 million. Instagram followers are up nearly 65% on a year-over-year basis, driven by 390% growth in international followers.

•
Social media views of GoPro content in the third quarter reached almost 179 million, a year-over-year increase of 30%, driven by international views on Facebook and Twitter which grew 130% and 83% year-over-year, respectively.

•	The GoPro Awards program awarded over $1 million to the GoPro community during its first year.

•
Launched Karma. Much more than a drone, Karma is Hollywood-caliber aerial, handheld and mountable stabilization in a backpack for $799. Included is the Karma drone, a game-style controller with built in touch display, a removable 3-axis stabilizer, a stabilizer grip that can be handheld or mounted to one’s body or favorite gear and a compact backpack that stores it all and can be worn during most activities. Karma also supports the GoPro Passenger App which allows one person to view the flight and control the GoPro mounted camera while another person flies the drone.

	Three Months Ended September 30,
($ in thousands, except per share amounts)	2016	2015	% Change

Revenue	$240,569	$400,340	(39.9)%
Gross margin
GAAP	40.3%	46.6%	(630) bps
Non-GAAP	40.6%	46.8%	(620) bps
Operating income (loss)
GAAP	$(115,589)	$27,636	(518.3)%
Non-GAAP	$(88,550)	$47,471	(286.5)%
Net income (loss)
GAAP	$(104,068)	$18,799	(653.6)%
Non-GAAP	$(84,279)	$36,626	(330.1)%
Diluted net income (loss) per share
GAAP	$(0.74)	$0.13	(669.2)%
Non-GAAP	$(0.60)	$0.25	(340.0)%
Adjusted EBITDA	$(73,622)	$56,721	(229.8)%
Business Outlook
GoPro is providing the following guidance:

•	Fourth Quarter 2016

◦	Revenue of $625 million +/- $25 million

◦	GAAP and non-GAAP gross margin of 40% +/- 1%

◦	GAAP diluted earnings per share of $0.15 +/- $0.05

◦	Non-GAAP diluted earnings per share of $0.30 +/- $0.05

◦	GAAP and non-GAAP tax rate of 12%

◦	Fully-diluted share count of approximately 146 million

•	2016

◦	Revenue of between $1.25 billion and $1.3 billion

•	2017

◦	Double digit year-over-year revenue growth

◦	GAAP operating expenses of approximately $735 million

◦	Non-GAAP operating expenses of approximately $650 million

◦	GAAP net loss

◦	Non-GAAP net income profitable

◦	GAAP and non-GAAP tax rate of approximately 15%

◦	Fully-diluted share count of approximately 152 million

Upcoming Events
Management will participate in investor conferences on November 30, 2016 in London, December 5, 2016 in New York City and December 7, 2016 in San Francisco. GoPro will furnish a link to the webcast of these events on its investor relations website, http://investor.gopro.com.
Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (888) 632-5010 or (913) 312-1397, access code 9968590, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. The webcast will be recorded and the recording will be available on GoPro's website, http://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro, Inc. is transforming the way people capture and share their lives. What began as an idea to help athletes self-document themselves engaged in sport, GoPro has become an end-to-end storytelling solution that helps the world share itself through immersive and engaging content.
GoPro, HERO, Karma, and their respective logos are trademarks or registered trademarks of GoPro Inc. in the United States and other countries. All other trademarks are the property of their respective owners.
For more information, visit www.gopro.com or connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro’s The Inside Line.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, GoPro's investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring costs and the tax impact of these items. A reconciliation of preliminary GAAP financial measures to non-GAAP financial measures, as well as a description of items excluded from the calculation of non-GAAP financial measures, is presented in the financial statement portion of this release. GoPro also provides future estimated ranges of revenue, gross margin, operating expenses, tax rate, and earnings per share on a GAAP and non-GAAP basis.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements regarding future events, including but not limited to, those regarding our business outlook for the fourth quarter of 2016 and for calendar year 2017. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are our dependence on sales of our cameras and accessories for substantially all of our revenue and the effect of a fall in sales during the holiday season; the fact that we do not expect to continue to grow in the future at the same rate as we have in the past, that we may fail to manage our growth, and profitability in past periods might not be indicative of future performance; any inability to successfully manage frequent product introductions and transitions, including managing our sales channel and inventory; any inability to anticipate consumer preferences and successfully develop desirable products; the risks associated with our entrance into the consumer drone market; the effects of the highly competitive market in which we operate; the risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2015, which is on file with the Securities and Exchange Commission, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended		Nine months ended
(in thousands, except per share data)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Revenue	$240,569	$400,340	$644,860	$1,183,368
Cost of revenue	143,500	213,710	395,075	638,665
Gross profit	97,069	186,630	249,785	544,703

Operating expenses:
Research and development	96,146	67,372	266,174	175,262
Sales and marketing	91,567	66,427	255,904	186,290
General and administrative	24,945	25,195	74,108	87,109
Total operating expenses	212,658	158,994	596,186	448,661
Operating income (loss)	(115,589)	27,636	(346,401)	96,042
Other expense, net	(808)	(363)	(455)	(2,485)
Income (loss) before income taxes	(116,397)	27,273	(346,856)	93,557
Income tax expense (benefit)	(12,329)	8,474	(43,562)	22,975
Net income (loss)	$(104,068)	$18,799	$(303,294)	$70,582

Net income (loss) per share:
Basic	$(0.74)	$0.14	$(2.18)	$0.53
Diluted	$(0.74)	$0.13	$(2.18)	$0.48

Weighted-average shares used to compute net income (loss) per share:
Basic	140,124	135,800	138,875	133,755
Diluted	140,124	146,055	138,875	147,201

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$131,577	$279,672
Marketable securities	93,315	194,386
Accounts receivable, net	92,351	145,692
Inventory	145,231	188,232
Prepaid expenses and other current assets	40,566	25,261
Total current assets	503,040	833,243
Property and equipment, net	77,577	70,050
Intangible assets, net and goodwill	183,955	88,122
Other long-term assets	136,713	111,561
Total assets	$901,285	$1,102,976

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$158,767	$89,989
Accrued liabilities	183,905	192,446
Deferred revenue	11,499	12,742
Total current liabilities	354,171	295,177
Long-term liabilities	39,496	35,766
Total liabilities	393,667	330,943

Stockholders’ equity:
Common stock and additional paid-in capital	702,190	663,311
Treasury stock, at cost	(35,613)	(35,613)
Retained earnings (accumulated deficit)	(158,959)	144,335
Total stockholders’ equity	507,618	772,033
Total liabilities and stockholders’ equity	$901,285	$1,102,976

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended		Nine months ended
(in thousands)	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Operating activities:
Net income (loss)	$(104,068)	$18,799	$(303,294)	$70,582
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12,736	7,594	30,540	19,385
Impairment of intangible assets	6,000	—	6,000	—
Stock-based compensation	18,466	17,870	51,601	62,560
Excess tax benefit from stock-based compensation	(1,457)	(4,411)	(2,374)	(32,550)
Deferred income taxes	(7,462)	(232)	(20,956)	(6,888)
Other	3,592	1,477	4,754	4,433
Net changes in operating assets and liabilities	30,469	(36,475)	113,280	19,241
Net cash provided by (used in) operating activities	(41,724)	4,622	(120,449)	136,763

Investing activities:
Purchases of property and equipment, net	(14,324)	(11,057)	(26,516)	(32,326)
Purchases of marketable securities	—	(94,860)	—	(207,186)
Maturities of marketable securities	21,922	29,010	93,224	50,536
Sale of marketable securities	—	11,035	6,791	23,955
Acquisitions, net of cash acquired	—	(7,699)	(104,353)	(65,405)
Net cash provided by (used in) investing activities	7,598	(73,571)	(30,854)	(230,426)

Financing activities:
Proceeds from issuance of common stock, net	937	6,668	5,342	23,807
Excess tax benefit from stock-based compensation	1,457	4,411	2,374	32,550
Payment of deferred acquisition-related consideration	—	—	(950)	—
Payment of credit facility issuance costs	(66)	—	(3,287)	—
Payment of deferred public offering costs	—	—	—	(903)
Net cash provided by (used in) financing activities	2,328	11,079	3,479	55,454
Effect of exchange rate changes on cash and cash equivalents	(137)	(192)	(271)	(1,751)
Net decrease in cash and cash equivalents	(31,935)	(58,062)	(148,095)	(39,960)
Cash and cash equivalents at beginning of period	163,512	338,031	279,672	319,929
Cash and cash equivalents at end of period	$131,577	$279,969	$131,577	$279,969

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), earnings (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and other charges that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. In addition, management’s incentive compensation is determined using non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
  The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Acquisition-related costs include the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
Restructuring costs primarily include severance-related costs recorded in connection with our global workforce reduction in January 2016. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Income tax adjustments relate to the tax effect of the adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income (loss). We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

•
Additionally, adjusted EBITDA excludes the amortization of point-of-purchase (POP) display assets because it is a non-cash charge, and similar to depreciation of property and equipment and amortization of acquired intangible assets.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended
(in thousands, except per share data)	September 30, 2016	September 30, 2015

GAAP net income (loss)	$(104,068)	$18,799
Stock-based compensation:
Cost of revenue	426	410
Research and development	8,039	4,872
Sales and marketing	3,816	3,516
General and administrative	6,185	9,072
Total stock-based compensation	18,466	17,870

Acquisition-related costs:
Cost of revenue	222	222
Research and development	8,355	1,198
Sales and marketing	—	33
General and administrative	(4)	512
Total acquisition-related costs	8,573	1,965

Income tax adjustments	(7,250)	(2,008)
Non-GAAP net income (loss)	$(84,279)	$36,626

Non-GAAP diluted net income (loss) per share	$(0.60)	$0.25

	Three months ended
(dollars in thousands)	September 30, 2016	September 30, 2015
GAAP gross profit	$97,069	$186,630
Stock-based compensation	426	410
Acquisition-related costs	222	222
Non-GAAP gross profit	$97,717	$187,262

GAAP gross profit as a % of revenue	40.3%	46.6%
Stock-based compensation	0.2	0.1
Acquisition-related costs	0.1	0.1
Non-GAAP gross profit as a % of revenue	40.6%	46.8%

GAAP operating expenses	$212,658	$158,994
Stock-based compensation	(18,040)	(17,460)
Acquisition-related costs	(8,351)	(1,743)
Non-GAAP operating expenses	$186,267	$139,791

GAAP operating income (loss)	$(115,589)	$27,636
Stock-based compensation	18,466	17,870
Acquisition-related costs	8,573	1,965
Non-GAAP operating income (loss)	$(88,550)	$47,471

	Three months ended
(in thousands)	September 30, 2016	September 30, 2015
GAAP net income (loss)	$(104,068)	$18,799
Income tax expense (benefit)	(12,329)	8,474
Interest expense, net	596	140
Depreciation and amortization	12,734	7,594
POP display amortization	4,979	3,844
Stock-based compensation	18,466	17,870
Impairment of intangible assets	6,000	—
Adjusted EBITDA	$(73,622)	$56,721

Reconciliations of non-GAAP financial measures for business outlook are set forth below:

(in thousands, except per share amounts)	Fourth quarter 2016 earnings per share	Full year 2017 operating expenses
GAAP	$0.10 to $0.20	$735,000
Estimated adjustments(1) for:
Stock-based compensation	$0.14 to $0.15	(75,000)
Acquisition-related costs	$0.01	(10,000)
Non-GAAP	$0.25 to $0.35	$650,000
(1) Estimated adjustments to GAAP earnings per share are shown after tax effects.

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Investor Contact
Peter Salkowski (855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact
Jeff Brown (650) 332-7600 x 9997